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                                                                    EXHIBIT 23.7


                CONSENT OF JESUP & LAMONT SECURITIES CORPORATION


         We hereby consent to the use of Appendix B containing our opinion letter to the Board of Directors of Laboratory Specialists of America, Inc. ("Laboratory Specialists") dated as of the date of and incorporated in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the Merger of Laboratory Specialists with a wholly owned subsidiary of The Kroll-O'Gara Company and to the references to our firm in such Proxy Statement/Prospectus. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



JESUP & LAMONT SECURITIES CORPORATION


By:/s/ Howard F. Curd
   -------------------------------------------
   Authorized Signature




New York, New York
November 5, 1998